Exhibit 99.1

FXCM Reports Monthly Metrics

Record Institutional Average Daily Volume of $17.1 billion

Retail Average Daily Volume of $20.9 billon Second Highest in Company History

NEW YORK—December 9, 2014— FXCM Inc. (NYSE:FXCM) today announced certain key operating metrics for November 2014 for its retail and institutional foreign exchange business. Monthly activities included:

November 2014 Retail Trading Metrics

•	Average retail customer trading volume(1) per day of $20.9 billion in November 2014, 5% lower than October 2014 and 42% higher than November 2013.

•	Retail customer trading volume(1) of $418 billion in November 2014, 18% lower than October 2014 and 36% higher than November 2013.

•	An average of 593,256 retail client trades per day in November 2014, 2% higher than October 2014 and 54% higher than November 2013.

•	Tradable accounts(2) of 232,307 as of November 30, 2014, an increase of 12,127, or 6% from October 2014, and an increase of 43,910, or 23%, from November 2013.

November 2014 Institutional Trading Metrics

•	Average institutional trading volume(1) per day of $17.1 billion in November 2014, 0.2% higher than October 2014 and 86% higher than November 2013.

•	Institutional customer trading volume(1) of $342 billion in November 2014, 13% lower than October 2014 and 77% higher than November 2013.

•	An average of 44,518 institutional client trades per day in November 2014, 8% higher than October 2014 and 19% higher than November 2013.

More information, including historical results for each of the above metrics, can be found on the investor relations page of the Company's corporate web site, www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company's corporate web site, www.fxcm.com.

(1) Volume that FXCM customers traded in period translated into US dollars.

(2) An account that has sufficient funds to place a trade in accordance with FXCM trading policies.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.'s current views with respect to, among other things, its operations and financial performance for the future. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under "Risk Factors" in FXCM Inc.'s Annual Report on Form 10-K and other SEC filings, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About FXCM Inc.

FXCM Inc. (NYSE: FXCM) is a global online provider of foreign exchange (forex) trading and related services to retail and institutional customers world-wide.

At the heart of FXCM's client offering is No Dealing Desk forex trading. Clients benefit from FXCM's large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. FXCM's U.K. subsidiary, Forex Capital Markets Limited, also offers CFD products with no re-quote trading and allows clients to trade oil, gold, silver and stock indices along with forex on one platform. In addition, FXCM offers educational courses on forex trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, and may not be suitable for all. Read full disclaimer.

Visit www.fxcm.com and follow us on Twitter @FXCM, Facebook FXCM, Google+ FXCM or YouTube FXCM.

FXCM Inc.
Jaclyn Klein, 646-432-2463
Vice-President, Corporate Communications
jklein@fxcm.com
investorrelations@fxcm.com